Exhibit 10.5

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT NO. 7062355

This Amendment No. 1 to Master Services Agreement No. 7062355 (the “Amendment”) is entered into by and between Goodman Networks Inc. (“Service Provider”) and Alcatel-Lucent USA Inc. (“Alcatel-Lucent”) effective as of November 2, 2009. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the MSA.

WHEREAS, Service Provider and Alcatel-Lucent executed that certain Master Services Agreement No. 7062355 (the “MSA”); and

WHEREAS, the Parties wish to amend and clarify certain provisions of the MSA.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	In Section 6.1.2 of the MSA, the reference to “October 31, 2009” is hereby deleted and replaced with “November 2, 2009.”

2.	The Parties hereby agree and acknowledge that the MSA Effective Date is November 2, 2009.

3.	Section 18.1 of the MSA is hereby deleted and replaced with the following:

18.1 Notices

Any notice or demand which, under the terms of this MSA or under any statute, must or may be given or made by Service Provider or ALU, shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective Parties as follows:

To ALU:

Legal Notices:	Senior Procurement Project Manager, Americas Project Sourcing (as of the MSA Effective Date, Bob Bowen)
Alcatel-Lucent USA Inc.
1960 Lucent Lane
Naperville, IL 60566-7217
Bob.Bowen@alcatel-lucent.com

With copy to:	Alcatel-Lucent USA Inc.
Managing Corporate Counsel – Operations
600 – 700 Mountain Avenue
Room 6F224
Murray Hill, NJ 07974

Alcatel-Lucent Confidential & Proprietary

To Service Provider:

Legal Notices:	Contracts Manager (as of the MSA Effective Date, George Soriano)
Goodman Networks, Inc.
6400 International Parkway, Suite 1000
Plano, TX 75093

With copy to:	General Counsel (as of the MSA Effective Date, Skip Hulett)
Goodman Networks, Inc.
6400 International Parkway, Suite 1000
Plano, TX 75093

Notices to ALU shall be sent to the personnel identified in a Purchase Order and the legal counsel identified above.

The effective dates of such notice shall be (i) if by facsimile, the date of such facsimile as evidenced in the successful facsimile transmission report, provided such facsimile must be followed up in a hard copy mail delivery within five (5) days from the date such facsimile is transmitted; (ii) if by email, the date the email is sent, provided such email must be followed up in a hard copy mail delivery within five (5) days from the date such email is transmitted/sent; (iii) five (5)days following the date mailed for certified or registered letters; (iv) two (2) days following the date mailed for overnight letters; or (v) when delivered, if in person.

The above addresses may be changed at any time by giving prompt written notice as provided above.

Except as set forth herein, all other terms and conditions of the MSA shall remain in full force and effect, unamended. This Amendment, together with the non-conflicting terms in the MSA, represent the complete understanding of the Parties as it relates to the subject matter of the MSA. The MSA, as amended hereby, may only be modified by a writing signed by authorized representatives of both Parties.

ALCATEL-LUCENT USA INC.		GOODMAN NETWORKS INC.

Signature:	/s/ Laurie Donahue	Signature:	/s/ Lee O’Callaghan

Name:	Laurie Donahue	Name:	Lee O’ Callaghan

Title:	Senior Director, Americas Project Sourcing	Title:	Vice-President, Network Engineering & Architecture

Date:	November 10, 2009	Date:	November 10, 2009

Alcatel-Lucent Confidential & Proprietary